EXECUTION COPY
INCREMENTAL ASSUMPTION AGREEMENT
April 1, 2016
Reference is made to the Term Loan Credit Agreement dated as of March 21, 2016 (the “Credit Agreement”) among Computer Sciences Corporation, a Nevada corporation (the “Company”), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as agent for the Lenders (the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
The undersigned hereby agrees as follows:
1.    The undersigned proposes to become an Incremental Lender pursuant to Section 2.20 of the Credit Agreement and, in that connection, hereby agrees with the Agent and the Company that, after giving effect to the Increased Amount Date, the undersigned’s Incremental Commitment will be $50,000,000.
2.    The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Incremental Assumption Agreement and (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.
3.    Following the execution of this Incremental Assumption Agreement, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Incremental Assumption Agreement (the “Increased Amount Date”) shall be April 1, 2016.
4.    Upon such acceptance and recording by the Agent, as of the Increased Amount Date, the undersigned shall be an Incremental Lender party to the Credit Agreement with an Incremental Commitment as set forth in Paragraph 1 above.
5.    This Incremental Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
6.    This Incremental Assumption Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Incremental Assumption Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Incremental Assumption Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Incremental Assumption Agreement to be executed by its officers thereunto duly authorized as of the date specified thereon.
SUMITOMO MITSUI BANKING CORPORATION, as Incremental Lender
By /s/ David W. Kee__________________
Name: David W. Kee
Title: Managing Director

[Signature Page to Incremental Assumption Agreement]

Accepted and Approved on the date first set forth above:

BANK OF AMERICA, N.A., as Agent
By /s/ Priscilla Baker
Name: Priscilla Baker
Title: Assistant Vice President

[Signature Page to Incremental Assumption Agreement]

Approved on the date first set forth above:

COMPUTER SCIENCES CORPORATION
By /s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Vice President, Finance and
Corporate Treasurer

[Signature Page to Incremental Assumption Agreement]